United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2020

Isoray, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2020, the Compensation Committee of the Board of Directors of Isoray, Inc. (the “Company”) approved a change in title for Jennifer Streeter from Interim Chief Operating Officer and Vice President of Human Resources to Chief Operating Officer and Vice President of Human Resources, and a change in title for Michael Krachon from Vice President of Sales and Marketing to Executive Vice President of Sales and Marketing.

In connection with their new positions, the Company and Ms. Streeter entered into an Amendment to Employment Agreement, dated June 25, 2020 (the “Streeter Amendment”), and the Company and Mr. Krachon entered into a Second Amendment to Employment Agreement, dated June 25, 2020 (the “Krachon Amendment,” and together with the Streeter Amendment, the “Amendments”).

The Streeter Amendment modifies Ms. Streeter’s existing Employment Agreement to change her title in accordance with her new position and raises her annual salary to $250,800.00. The Krachon Amendment modifies Mr. Krachon’s existing Employment Agreement to change his title in accordance with his new position and raises his annual salary to $267,671.25. All other provisions of their existing Employment Agreements remain unchanged.

The Amendments are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and the descriptions of the Amendments are qualified in their entirety by reference to such exhibits.

Item 9.01          Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Amendment to Employment Agreement between Isoray, Inc. and Jennifer Streeter, dated June 25, 2020.
10.2	Second Amendment to Employment Agreement between Isoray, Inc. and Michael Krachon, dated June 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2020

Isoray, Inc., a Delaware corporation

By: /s/ Lori A. Woods

       Lori A. Woods, CEO